Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2026

Antioch, TENN (July 30, 2026) -- LKQ Corporation (Nasdaq: LKQ) today reported second quarter 2026 financial results and provided an updated outlook for 2026.

"Our second‑quarter performance reflected solid execution across our North America and Specialty segments. North America returned to positive organic growth for the first time in nine quarters, driven by record alternative-parts utilization of over 40%, moderating insurance premiums that were negative in May and June, and continued sequential improvement in repairable claims. Specialty also delivered growth despite a challenging end‑market environment and continued macro‑economic pressure on consumers. Europe fell short of expectations, with results affected by the ERP implementation in Germany. Outside of the ERP impact, the team delivered substantial cost reductions that largely offset the lower volumes we witnessed in the UK and Benelux regions. Overall, the fundamentals of our business are improving, and as market conditions continue to recover, we expect those operational gains to translate into stronger financial performance and profitability in the quarters ahead,” commented Justin Jude, President and Chief Executive Officer.

Second Quarter 2026 Financial and Operating Results

Revenue for the second quarter of 2026 was $3.4 billion, a decrease of 3.0% compared to $3.5 billion for the second quarter of 2025. Total parts and services revenue decreased 3.6%, which included a 5.1% decrease in parts and services organic revenue, a 1.0% increase from foreign exchange rates year over year, and the net impact of acquisitions and divestitures, which increased revenue by 0.5%.

Net income2 was $134 million compared to $185 million for the same period of 2025. Diluted earnings per share2 was $0.52 compared to $0.72 for the same period of 2025.

On an adjusted basis, net income1,2 was $170 million compared to $218 million for the same period of 2025. Adjusted diluted earnings per share1,2 was $0.67 compared to $0.84 for the same period of 2025.

Strategic Initiatives

In December 2025, the Company announced that it had commenced a process to explore a potential sale of its Specialty segment, and in January 2026, the Company announced that its Board of Directors had initiated a comprehensive review of strategic alternatives, including a sale of the Company, to enhance shareholder value. Our Specialty segment is currently being evaluated as part of the broader strategic review process initiated in January.

The strategic review process remains active, and the Company continues to engage with multiple parties. The review has no deadline or definitive timetable and there can be no assurance the review will result in any transaction or other strategic outcome. The Company will provide updates on the process as appropriate.

Cash Flow and Balance Sheet

Cash flow from operations3 and free cash flow1,3 were $111 million and $60 million, respectively, for the second quarter of 2026. Cash flow from operations3 and free cash flow1,3 were $55 million and negative $36 million, respectively, for the six months ended June 30, 2026. As of June 30, 2026, the balance sheet reflected total debt of $4.0 billion and total leverage, as defined in our credit facility, was 2.8x EBITDA.

(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Returning Capital to Shareholders

During the second quarter of 2026, the Company invested $52 million to repurchase 1.9 million shares of its common stock and distributed $77 million in cash dividends. For the six months ended June 30, 2026, the Company returned $207 million to its shareholders by investing $53 million to repurchase 1.9 million shares of its common stock and distributing $154 million in cash dividends. Since initiating the stock repurchase program in late October 2018, the Company has repurchased approximately 71 million shares of its common stock for a total of $3.0 billion through June 30, 2026. An aggregate balance of $1.5 billion remains for potential additional stock repurchases through October 25, 2026. On July 28, 2026, the Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock, payable on September 3, 2026, to stockholders of record at the close of business on August 20, 2026.

2026 Outlook

"Second-quarter results reflected improving trends in North America and resilient demand in Specialty, offset by a slower-than-expected recovery following the ERP implementation in Germany. North America remains on track against its full-year plan, and Specialty’s revenue performance has been consistent with our expectations. Our revised outlook reflects a more measured pace of recovery in Europe, while we maintain a disciplined focus on cost management, cash generation and capital allocation. The actions underway in Europe are focused on restoring service levels, aligning the cost structure with current demand and translating operational improvement into stronger financial performance," stated Rick Galloway, Senior Vice President and Chief Financial Officer.

For 2026, management updated the outlook as set forth below:

	2026 Previous Full Year Outlook	2026 Updated Full Year Outlook
Organic revenue growth for parts and services	(0.5%) to 1.5%	(3.0%) to (1.0%)
Diluted EPS[2]	$2.16 to $2.46	$1.78 to $2.08
Adjusted diluted EPS[1,2]	$2.90 to $3.20	$2.60 to $2.90
Operating cash flow[3]	$900 to $1,100 million	$825 to $1,025 million
Free cash flow[1,3]	$700 to $850 million	$625 to $775 million

Our outlook for the full year 2026 is based on current conditions, recent trends and our expectations. Outlook includes estimated impacts from the U.S. and retaliatory tariffs in effect as of July 1, 2026 and assumes a global effective tax rate of 26.8% and foreign currency exchange rates near recent average levels, including $1.17, $1.35 and $0.72 for the euro, pound sterling and Canadian dollar, respectively, for the balance of the year. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and transaction related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Non-GAAP Financial Measures

This release contains (and management’s presentation on the related investor conference call will refer to) non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Details

LKQ will host a conference call and webcast on July 30, 2026 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the conference call, please dial (833) 461-5787. International access to the call may be obtained by dialing (626) 884-3620. The conference call will require you to enter conference ID: 434311175.

Webcast and Presentation Details

The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

An online replay of the audio webcast will be available on the Company's website and can be accessed through the Investor Relations section, investor.lkqcorp.com under “Events”. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward-Looking Statements

Statements and information in this press release and on the related conference call, including our outlook for 2026, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available at the Investor Relations section on our website (www.lkqcorp.com) and on the SEC's website (www.sec.gov).

These factors include the following (not necessarily in order of importance):

•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operations, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;
•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur certain additional indebtedness under our credit agreement and CAD Note;
•each of our credit agreement and CAD Note imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact us;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our company and as a result may have a material adverse effect on the value of our common stock;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;

•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;
•our business may be adversely affected by union activities and labor and employment laws;
•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology and systems, including cybersecurity threats, could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations;
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business; and
•we cannot assure you that our previously announced review of strategic alternatives will result in any transaction being consummated or any particular outcome being achieved, and speculation and uncertainty regarding the outcome of this review may adversely impact our business.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Three Months Ended June 30,
	2026		2025
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,408	100.0%	$3,513	100.0%	$(105)	(3.0)%
Cost of goods sold	2,087	61.2%	2,157	61.4%	(70)	(3.3)%
Gross margin	1,321	38.8%	1,356	38.6%	(35)	(2.6)%
Selling, general and administrative expenses	990	29.0%	958	27.3%	32	3.3%
Restructuring and transaction related expenses	14	0.4%	8	0.2%	6	75.0%
Depreciation and amortization	92	2.7%	91	2.6%	1	1.1%
Operating income	225	6.6%	299	8.5%	(74)	(24.7)%
Other expense (income):
Interest expense	55	1.6%	58	1.7%	(3)	(5.2)%
Interest income and other income, net	(10)	(0.3)%	(11)	(0.3)%	1	(9.1)%
Total other expense, net	45	1.3%	47	1.4%	(2)	(4.3)%
Income from continuing operations before provision for income taxes	180	5.3%	252	7.1%	(72)	(28.6)%
Provision for income taxes	48	1.4%	67	1.9%	(19)	(28.4)%
Equity in (earnings) losses of unconsolidated subsidiaries	(2)	—%	(1)	—%	(1)	n/m
Income from continuing operations	134	3.9%	186	5.3%	(52)	(28.0)%
Net income from discontinued operations	2	0.1%	7	0.2%	(5)	(71.4)%
Net income	136	4.0%	193	5.5%	(57)	(29.5)%
Less: net income attributable to continuing noncontrolling interest	—	—%	1	—%	(1)	n/m
Net income attributable to LKQ stockholders	$136	4.0%	$192	5.5%	$(56)	(29.2)%

Basic earnings per share:
Income from continuing operations	$0.52		$0.72		$(0.20)	(27.8)%
Net income from discontinued operations	0.01		0.03		(0.02)	(66.7)%
Net income	0.53		0.75		(0.22)	(29.3)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.53		$0.75		$(0.22)	(29.3)%

Diluted earnings per share:
Income from continuing operations	$0.52		$0.72		$(0.20)	(27.8)%
Net income from discontinued operations	0.01		0.03		(0.02)	(66.7)%
Net income	0.53		0.75		(0.22)	(29.3)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.53		$0.75		$(0.22)	(29.3)%

Weighted average common shares outstanding:
Basic	254.6		258.1		(3.5)	(1.4)%
Diluted	254.7		258.3		(3.6)	(1.4)%
(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Six Months Ended June 30,
	2026		2025
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$6,877	100.0%	$6,840	100.0%	$37	0.5%
Cost of goods sold	4,225	61.4%	4,171	61.0%	54	1.3%
Gross margin	2,652	38.6%	2,669	39.0%	(17)	(0.6)%
Selling, general and administrative expenses	1,984	28.9%	1,907	27.9%	77	4.0%
Restructuring and transaction related expenses	47	0.7%	19	0.3%	28	n/m
Depreciation and amortization	179	2.6%	177	2.6%	2	1.1%
Operating income	442	6.4%	566	8.3%	(124)	(21.9)%
Other expense (income):
Interest expense	108	1.6%	115	1.7%	(7)	(6.1)%
Interest income and other income, net	(13)	(0.2)%	(21)	(0.3)%	8	(38.1)%
Total other expense, net	95	1.4%	94	1.4%	1	1.1%
Income from continuing operations before provision for income taxes	347	5.1%	472	6.9%	(125)	(26.5)%
Provision for income taxes	92	1.3%	128	1.9%	(36)	(28.1)%
Equity in losses (earnings) of unconsolidated subsidiaries	44	0.6%	—	—%	44	n/m
Income from continuing operations	211	3.1%	344	5.0%	(133)	(38.7)%
Net income from discontinued operations	4	0.1%	18	0.3%	(14)	(77.8)%
Net income	215	3.1%	362	5.3%	(147)	(40.6)%
Less: net income attributable to continuing noncontrolling interest	—	—%	1	—%	(1)	n/m
Net income attributable to LKQ stockholders	$215	3.1%	$361	5.3%	$(146)	(40.4)%

Basic earnings per share:
Income from continuing operations	$0.82		$1.33		$(0.51)	(38.3)%
Net income from discontinued operations	0.02		0.07		(0.05)	(71.4)%
Net income	0.84		1.40		(0.56)	(40.0)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.84		$1.40		$(0.56)	(40.0)%

Diluted earnings per share:
Income from continuing operations	$0.82		$1.33		$(0.51)	(38.3)%
Net income from discontinued operations	0.02		0.07		(0.05)	(71.4)%
Net income	0.84		1.40		(0.56)	(40.0)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.84		$1.40		$(0.56)	(40.0)%

Weighted average common shares outstanding:
Basic	255.0		258.6		(3.6)	(1.4)%
Diluted	255.3		258.9		(3.6)	(1.4)%
(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In millions, except per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$301	$319
Receivables, net of allowance for credit losses	1,399	1,204
Inventories	3,284	3,426
Prepaid expenses and other current assets	367	299
Total current assets	5,351	5,248
Property, plant and equipment, net	1,417	1,452
Operating lease assets, net	1,310	1,332
Goodwill	5,369	5,414
Other intangibles, net	1,040	1,072
Equity method investments	124	170
Other noncurrent assets	418	449
Total assets	$15,029	$15,137
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,791	$2,108
Accrued expenses:
Accrued payroll-related liabilities	192	190
Refund liability	127	122
Other accrued expenses	407	344
Current portion of operating lease liabilities	255	253
Current portion of long-term obligations	545	32
Other current liabilities	73	88
Total current liabilities	3,390	3,137
Long-term operating lease liabilities, excluding current portion	1,125	1,145
Long-term obligations, excluding current portion	3,388	3,631
Deferred income taxes	315	331
Other noncurrent liabilities	340	332
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000.0 shares authorized, 324.3 shares issued and 253.4 shares outstanding at June 30, 2026; 324.0 shares issued and 255.0 shares outstanding at December 31, 2025	3	3
Additional paid-in capital	1,593	1,581
Retained earnings	8,019	7,958
Accumulated other comprehensive loss	(166)	(57)
Treasury stock, at cost; 70.9 shares at June 30, 2026 and 69.0 shares at December 31, 2025	(3,002)	(2,948)
Total Company stockholders’ equity	6,447	6,537
Noncontrolling interest	24	24
Total stockholders’ equity	6,471	6,561
Total liabilities and stockholders’ equity	$15,029	$15,137

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES (1):
Net income	$215	$362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202	205
Impairment on Mekonomen equity method investment	44	—
Stock-based compensation expense	18	17
Other	13	(1)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables	(270)	(226)
Inventories	107	20
Other assets	(58)	(14)
Prepaid income taxes/income taxes payable	(23)	32
Accounts payable	(288)	(65)
Other liabilities	91	(36)
Operating lease assets and liabilities	4	(1)
Net cash provided by operating activities	55	293
CASH FLOWS FROM INVESTING ACTIVITIES (1):
Purchases of property, plant and equipment	(91)	(107)
Acquisitions, net of cash acquired	(30)	2
Other investing activities, net	1	6
Net cash used in investing activities	(120)	(99)
CASH FLOWS FROM FINANCING ACTIVITIES (1):
Borrowings under revolving credit facilities	855	682
Repayments under revolving credit facilities	(566)	(600)
Repayments of other debt, net	(11)	(23)
Dividends paid to LKQ stockholders	(154)	(156)
Purchase of treasury stock	(53)	(79)
Other financing activities, net	(20)	7
Net cash provided by (used in) financing activities	51	(169)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10)	29
Net (decrease) increase in cash, cash equivalents and restricted cash	(24)	54
Cash, cash equivalents and restricted cash of continuing operations, beginning of period (2)	332	239
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period (2)	332	239
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period (2)	308	293
Less: Cash and cash equivalents of discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash, end of period (2)	$308	$293
(1)    Amounts presented contain results from both continuing and discontinued operations.
(2)    For the periods ended June 30, 2026 and December 31, 2025, includes $7 million and $13 million of restricted cash included in Other noncurrent assets on the Unaudited Condensed Consolidated Balance Sheets, respectively.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended June 30,
(In millions)	2026	2025	$ Change	% Change
North America	$1,371	$1,362	$9	0.5%
Europe	1,447	1,601	(154)	(9.6)%
Specialty	487	464	23	5.0%
Parts and services	3,305	3,427	(122)	(3.6)%
North America	95	80	15	20.5%
Europe	8	6	2	37.7%
Other	103	86	17	21.7%
Total revenue	$3,408	$3,513	$(105)	(3.0)%

Revenue changes by category for the three months ended June 30, 2026 vs. 2025:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	0.5%	—%	—%	0.5%
Europe	(12.6)%	0.9%	2.1%	(9.6)%
Specialty	4.5%	0.6%	—%	5.0%
Parts and services	(5.1)%	0.5%	1.0%	(3.6)%
North America	20.5%	—%	—%	20.5%
Europe	24.4%	10.4%	3.0%	37.7%
Other	20.7%	0.7%	0.2%	21.7%
Total revenue	(4.4)%	0.5%	1.0%	(3.0)%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended June 30,
(In millions)	2026	2025	$ Change	% Change
North America	$2,712	$2,698	$14	0.5%
Europe	3,060	3,116	(56)	(1.8)%
Specialty	895	857	38	4.4%
Parts and services	6,667	6,671	(4)	(0.1)%
North America	194	156	38	25.2%
Europe	16	13	3	23.3%
Other	210	169	41	25.0%
Total revenue	$6,877	$6,840	$37	0.5%

Revenue changes by category for the six months ended June 30, 2026 vs. 2025:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	0.1%	—%	0.4%	0.5%
Europe	(8.4)%	0.6%	6.0%	(1.8)%
Specialty	4.0%	0.3%	0.2%	4.4%
Parts and services	(3.4)%	0.3%	3.0%	(0.1)%
North America	25.0%	—%	0.1%	25.2%
Europe	2.2%	12.7%	8.4%	23.3%
Other	23.3%	1.0%	0.8%	25.0%
Total revenue	(2.7)%	0.4%	2.9%	0.5%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(In millions)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,466		$1,442		$2,906		$2,854
Europe	1,455		1,607		3,076		3,129
Specialty	488		465		897		859
Eliminations	(1)		(1)		(2)		(2)
Total revenue	$3,408		$3,513		$6,877		$6,840
Segment EBITDA
North America	$207	14.1%	$224	15.5%	$410	14.1%	$441	15.4%
Europe	109	7.5%	151	9.4%	235	7.6%	292	9.3%
Specialty	33	6.7%	39	8.5%	51	5.7%	60	7.0%
Total Segment EBITDA	$349	10.2%	$414	11.8%	$696	10.1%	$793	11.6%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as Net Income excluding net income and loss attributable to noncontrolling interest; income and loss from discontinued operations; depreciation; amortization; interest; gains and losses on debt extinguishment; income tax expense; restructuring and transaction related expenses; change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict. Our chief operating decision maker ("CODM"), who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. The CODM uses Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to Segment EBITDA.

The following unaudited table reconciles Net Income to Segment EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income	$136	$193	$215	$362
Less: net income attributable to continuing noncontrolling interest	—	1	—	1
Net income attributable to LKQ stockholders	136	192	215	361
Less: net income from discontinued operations	2	7	4	18
Net income from continuing operations attributable to LKQ stockholders	134	185	211	343
Adjustments:
Depreciation and amortization	103	102	202	198
Interest expense, net of interest income	52	53	100	105
Provision for income taxes	48	67	92	128
Equity in (earnings) losses of unconsolidated subsidiaries (1)	(2)	(1)	44	—
Equity investment fair value adjustments	—	—	—	(1)
Restructuring and transaction related expenses	14	8	47	19
Direct impacts of Ukraine/Russia conflict (2)	—	—	—	1
Segment EBITDA	$349	$414	$696	$793

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	3.9%	5.3%	3.1%	5.0%
Segment EBITDA as a percentage of revenue	10.2%	11.8%	10.1%	11.6%
(1) Includes a $44 million other-than-temporary impairment recorded during the six months ended June 30, 2026 related to our equity method investment in Mekonomen.
(2) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. See paragraph under the previous table (revenue and Segment EBITDA by reportable segment) for details on the calculation of Segment EBITDA.

Segment EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Segment EBITDA information calculate Segment EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Net income	$136	$193	$215	$362
Less: net income attributable to continuing noncontrolling interest	—	1	—	1
Net income attributable to LKQ stockholders	136	192	215	361
Less: net income from discontinued operations	2	7	4	18
Net income from continuing operations attributable to LKQ stockholders	134	185	211	343
Adjustments:
Amortization of acquired intangibles	35	36	68	71
Restructuring and transaction related expenses	14	8	47	19
Direct impacts of Ukraine/Russia conflict (1)	—	—	—	1
Impairment on Mekonomen equity method investment	—	—	44	—
Excess tax deficiency from stock-based payments	—	—	1	1
Tax effect of adjustments	(13)	(11)	(30)	(24)
Adjusted net income (2)	$170	$218	$341	$411

Weighted average diluted common shares outstanding	254.7	258.3	255.3	258.9

Diluted earnings per share:
Reported (2)	$0.52	$0.72	$0.82	$1.33
Adjusted (2)	$0.67	$0.84	$1.33	$1.59
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).
(2) Figures are for continuing operations attributable to LKQ stockholders.

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of net income and loss attributable to noncontrolling interest, income and loss from discontinued operations, restructuring and transaction related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, changes in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, direct impacts of the Ukraine/Russia conflict, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount of related transactions in a particular period, management believes that these costs are not core operating expenses and should be adjusted in our calculation of Adjusted Net Income. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to

Adjusted Net Income and Adjusted Diluted Earnings per Share calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Forecasted Fiscal Year 2026
(In millions, except per share data)	Minimum Outlook	Maximum Outlook
Net income (1)	$453	$529
Adjustments:
Amortization of acquired intangibles	134	134
Restructuring and transaction related expenses	90	90
Impairment on Mekonomen equity method investment	44	44
Other adjustments	1	1
Tax effect of adjustments	(60)	(60)
Adjusted net income (1)	$662	$738

Weighted average diluted common shares outstanding	254.6	254.6

Diluted earnings per share:
Reported (1)	$1.78	$2.08
Adjusted (1)	$2.60	$2.90
(1) Actuals and outlook figures are for continuing operations attributable to LKQ stockholders.

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share, we included estimates of net income, amortization of acquired intangibles for the full fiscal year 2026, restructuring expenses under approved plans, and the related tax effect; we included for all other components the amounts incurred through June 30, 2026.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

	Forecasted Fiscal Year 2026
(In millions)	Minimum Outlook	Maximum Outlook
Net cash provided by operating activities	$825	$1,025
Less: purchases of property, plant and equipment	200	250
Free cash flow	$625	$775

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph on the following page for details on the calculation of free cash flow.

The following unaudited tables reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net cash provided by operating activities	$111	$296	$55	$293
Less: purchases of property, plant and equipment	51	53	91	107
Free cash flow (1)	$60	$243	$(36)	$186
(1)For the three and six months ended June 30, 2025, Self Service contributed approximately $15 million and $30 million, respectively, of free cash flow.

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management.

Free cash flow should not be construed as an alternative to net cash provided by (used in) operating activities as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate this metric in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.